Exhibit 99.1

NEWS RELEASE

Contact:	Lasse Glassen
Investor Relations
Tele: 213-486-6546
Email: investor_relations@mflex.com

MFLEX ANNOUNCES ELECTION OF PHILIPPE LEMAITRE TO BOARD OF DIRECTORS

Anaheim, CA, March 12, 2009 – Multi-Fineline Electronix, Inc. (NASDAQ: MFLX), a leading global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry, today announced that Philippe Lemaitre, age 59, has been elected at the Annual Meeting of Stockholders to the Company’s Board of Directors as a new independent director. Mr. Lemaitre filled the position created by the recent retirement from the Board of Directors of Richard Dadamo.

Phil Harding, Chairman of the Board of Directors of MFLEX, commented, “I am pleased that Philippe has joined the MFLEX Board. Throughout his 30-plus year career Philippe has been engaged in the development of technology and technology-driven businesses. He has an excellent track record of successfully managing global business functions including sales, engineering, research and manufacturing operations. We look forward to drawing on Philippe’s wealth of experience as we pursue our objectives to profitably grow our business.” Mr. Harding continued, “The Board of Directors extends its sincere appreciation to Richard Dadamo for his exemplary service to the Company over the last decade. Richard helped guide MFLEX through a period of substantial growth, and his experience and counsel have been invaluable. We wish him well and look forward to his informal counsel in the future.”

Mr. Lemaitre was Chairman, President and Chief Executive Officer of Woodhead Industries, Inc., a publicly held provider of automation and electrical products. Before joining Woodhead in 1999, Mr. Lemaitre held the position of Corporate Vice President and Chief Technology Officer of AMP, Inc. and was also responsible for the Computer and Telecom Business Group ($2.5 billion annual sales). Prior to joining AMP Inc., Mr. Lemaitre was employed by TRW, Inc. as Executive Vice President of TRW and General Manager of its Automotive Electronics Group ($1 billion annual sales). He previously held various management and research engineering positions with TRW, Inc., International Technegroup, Inc., General Electric and Engineering Systems International. Mr. Lemaitre holds a Master of Civil Engineering degree from Ecole Speciale des Travaux Publics, Paris, France, and a Master of Science degree from the University of California, Berkeley.

About MFLEX

MFLEX (www.mflex.com) is a global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry. The Company is one of a limited number of manufacturers that provides a seamless, integrated end-to-end flexible printed circuit solution for customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. The Company targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits are the enabling technology in achieving a desired size, shape, weight or functionality of an electronic device. Current applications for the Company’s products include mobile phones and smart mobile devices, personal digital assistants, mobile power adapters, medical devices, computer/data storage and portable bar code scanners. MFLEX’s common stock is quoted on the Nasdaq Global Select Market under the symbol MFLX.

Certain statements in this news release are forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include, but are not limited to, statements and predictions regarding growth of the Company’s business, profitability, and any other statement that is not historical fact, including any statement which is preceded by the words “assume,” “can,” “will,” “plan,” “expect,” “estimate,” “aim,” “intend,” “project,” “foresee,” “target,” “anticipate,” “may,” “believe,” or similar words. Actual events or results may differ materially from the company’s expectations. Important factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s SEC reports, including its Quarterly Report on Form 10-Q for the period ended December 31, 2008. These forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any intent or obligation to update these forward-looking statements.

###

2